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                                                                      EXHIBIT 11

               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA


                            Nine Months Ended              Periods Ended
                              September 30                  December 31
                          --------------------------   -------------------------
                             1999          1998            1998           1997
                          (unaudited)    (unaudited)
                          -----------    -----------   ------------    ---------

NET LOSS                  $(4,558,223)   $ (360,333)   $(34,855,827)   $    (250)
                          -----------    ----------    ------------    ---------

Per share data
  Basic loss per share    $     (0.45)   $    (0.07)   $      (5.68)   $      --
                          -----------    ----------    ------------    ---------
  Diluted loss per share  $     (0.45)   $    (0.07)   $      (5.68)   $      --
                          -----------    ----------    ------------    ---------

Weighted average number
  of common shares
  Basic common shares      10,236,796     5,115,114       6,140,532           --
                          -----------    ----------    ------------    ---------
  Diluted common shares    10,236,796     5,115,114       6,140,532           --
                          -----------    ----------    ------------    ---------